EXHIBIT 99.3















FINANCIAL STATEMENTS AND OTHER FINANCIAL INFORMATION

Chiquita Processed Foods, L.L.C.
Year Ended December 31, 2002, Nine Months Ended December 31, 2001 and Year Ended March 31, 2001

0301-0383509
                        Chiquita Processed Foods, L.L.C.

              Financial Statements and Other Financial Information

      Year Ended December 31, 2002 and Nine Months Ended December 31, 2001




                                    Contents

Report of Independent Auditors.................................................1

Financial Statements

Balance Sheets.................................................................2
Statements of Operations.......................................................3
Statements of Member's Equity..................................................4
Statements of Cash Flow........................................................5
Notes to Financial Statements..................................................6

1
0301-0383509







                         Report of Independent Auditors

The Board of Directors and Shareholder
Chiquita Processed Foods, L.L.C.

We have audited the accompanying balance sheets of Chiquita Processed Foods, L.L.C. (the Company) as of December 31, 2002 and 2001, and the related statements of operations, member's equity, and cash flow for the year ended December 31, 2002, the nine months ended December 31, 2001 and the year ended March 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2002 and 2001, and the results of its operations and its cash flow for the year ended December 31, 2002 and the nine months ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 2, the Company adopted Statement of Financial Accounting Standards No. 142 effective January 1, 2002.

/s/Ernst & Young, LLP

Minneapolis, Minnesota
January 31, 2003, except for Note 12,
   as to which the date is March 6, 2003


                        Chiquita Processed Foods, L.L.C.

                                 Balance Sheets
                                 (In Thousands)

                                                                                 December 31
                                                                           2002               2001
                                                                   ----------------------------------------

Assets
Current assets:
   Cash and cash equivalents                                           $       537         $       726
   Trade accounts receivable, net of allowances of
     $250 and $502, respectively                                            33,095              32,917
   Other receivables                                                         2,690               3,142
   Inventories                                                             204,220             213,872
   Other current assets                                                      8,455              10,106
                                                                   ----------------------------------------
Total current assets                                                       248,997             260,763

Property, plant, and equipment, net                                         86,105              89,988
Goodwill                                                                         -              48,332
Other assets                                                                13,745              13,213
                                                                   ----------------------------------------
Total assets                                                              $348,847            $412,296
                                                                   ========================================

Liabilities and member's equity
Current liabilities:
   Revolving line of credit                                              $  42,950           $  72,000
   Current maturities of long-term debt                                      7,997               9,753
   Accounts payable                                                         65,872              35,440
   Accrued liabilities                                                      15,716              22,516
   Payable to Chiquita, net                                                 10,080               9,698
                                                                   ----------------------------------------
Total current liabilities                                                  142,615             149,407

Long-term debt, less current maturities                                     30,007              37,805
Other liabilities                                                           28,099              23,509
                                                                   ----------------------------------------
Total liabilities                                                          200,721             210,721

Member's equity:
   Paid-in capital                                                         188,715             188,715
   Retained earnings (accumulated deficit)                                 (31,347)             17,719
   Accumulated other comprehensive loss                                     (9,242)             (4,859)
                                                                   ----------------------------------------
Total member's equity                                                      148,126             201,575
                                                                   ----------------------------------------
Total liabilities and member's equity                                     $348,847            $412,296
                                                                   ========================================

See accompanying notes.

                        Chiquita Processed Foods, L.L.C.

                            Statements of Operations
                                 (In Thousands)

                                                     Year Ended Ended     Nine Months       Year Ended
                                                        December 31,      December 31,      March 31,
                                                            2002              2001             2001
                                                     ------------------------------------------------------

Revenues                                                    $403,867           $316,993        $404,848

Operating expenses:
   Cost of products sold                                     362,579            275,155         340,520
   Selling, general, and administrative                       29,313             24,470          35,560
   Depreciation                                               15,002             11,244          13,789
   Gain on sale of assets, net                                (4,304)            (1,346)         (8,032)
                                                     ------------------------------------------------------
                                                             402,590            309,523         381,837
                                                     ------------------------------------------------------

Operating income                                               1,277              7,470          23,011

Interest expense, net                                          4,754              5,949          11,438
                                                     ------------------------------------------------------
(Loss) income before income taxes and                         (3,477)             1,521          11,573
   cumulative effect of a change in method
   of accounting
Income tax (benefit) expense                                  (1,621)             1,033           4,000
                                                     ------------------------------------------------------
(Loss) income before cumulative effect                        (1,856)               488           7,573
   of a change in method of accounting
Cumulative effect of a change in method
   of accounting                                             (47,210)                 -               -
                                                     ------------------------------------------------------
Net (loss) income                                          $ (49,066)       $       488   $       7,573
                                                     ======================================================

See accompanying notes.


                        Chiquita Processed Foods, L.L.C.

                          Statements of Member's Equity
                                 (In Thousands)
                                              Paid-In Capital     Retained      Accumulated Other   Total Member's
                                                                  Earnings     Comprehensive Loss       Equity
                                              ----------------------------------------------------------------------

Balance at March 31, 2000                           $188,715        $ 9,658        $        -           $198,373
                                                                                                   -----------------
Net income                                                 -          7,573                 -              7,573
                                              ----------------------------------------------------------------------
Balance at March 31, 2001                            188,715         17,231        $        -           $205,946
Net income                                                 -            488                 -                488
Change in minimum pension liability                        -  -                        (4,859)            (4,859)
                                                                                                   -----------------
Comprehensive loss                                                                                        (4,371)
                                              ----------------------------------------------------------------------
Balance at December 31, 2001                         188,715         17,719            (4,859)           201,575
Net loss                                                   -        (49,066)                -            (49,066)
Change in minimum pension liability                        -               -           (4,383)            (4,383)
                                                                                                   -----------------
Comprehensive loss                                                                                       (53,449)
                                              ----------------------------------------------------------------------
Balance at December 31, 2002                        $188,715       $(31,347)          $(9,242)          $148,126
                                              ======================================================================

See accompanying notes.

                        Chiquita Processed Foods, L.L.C.

                             Statements of Cash Flow
                                 (In Thousands)
                                                                        Year Ended      Nine Months Ended     Year Ended
                                                                       December 31,       December 31,         March 31,
                                                                           2002               2001               2001
                                                                   -----------------------------------------------------------

Operating activities
Net (loss) income                                                         $(49,066)          $     488          $   7,573

Adjustments to reconcile net (loss) income to net cash provided by operating activities:
     Cumulative effect of a change in method of accounting
                                                                            47,210                   -                  -
     Depreciation and amortization                                          15,002              12,259             15,136
     Deferred income taxes                                                  (1,336)                773              2,618
     Gain on sale of assets, net                                            (4,304)             (1,346)            (8,032)
     Changes in current assets and liabilities:
       Trade account receivables                                              (178)              4,181              5,665
       Other receivables                                                       (38)             (2,113)              (827)
       Inventories                                                           9,652             (16,660)           (30,967)
       Other current assets                                                    257               1,684                348
       Accounts payable                                                     30,432              20,244                (79)
       Accrued liabilities                                                  (5,074)                245             (3,099)
       Repayment of advances from Chiquita, net                                382                (116)              (580)
Other                                                                        1,559                 484                606
                                                                   -----------------------------------------------------------
Net cash provided by operating activities                                   44,498              20,123            (11,638)

Investing activities
Capital expenditures                                                       (14,046)            (11,383)            (9,225)
Proceeds from sale of assets                                                 7,963               5,228              9,962
Other                                                                            -                  18             (1,565)
                                                                   -----------------------------------------------------------
Net cash used in investing activities                                       (6,083)             (6,137)              (828)

Financing activities
Issuance of long-term debt                                                       -                   -              2,707
Repayments of long-term debt                                                (9,554)             (6,071)            (7,288)
Decrease in revolving line of credit                                       (29,050)             (8,000)            17,000)
                                                                   -----------------------------------------------------------
Net cash used in financing activities                                      (38,604)            (14,071)            12,419
                                                                   -----------------------------------------------------------

Decrease in cash and cash equivalents                                         (189)                (85)               (47)
Cash and cash equivalents at beginning of period                               726                 811                858
                                                                   -----------------------------------------------------------
Cash and cash equivalents at end of period                                  $  537                $726               $811
                                                                   ===========================================================

See accompanying notes.

                        Chiquita Processed Foods, L.L.C.

                          Notes to Financial Statements

                                December 31, 2002

1. Business and Basis of Presentation

Description of Business

Chiquita Processed Foods, L.L.C. (the Company) is a limited liability company engaged primarily in the processing, marketing, and distribution of branded and private label canned vegetables. The Company sells its products to grocery wholesalers and retailers throughout the United States. The Company is also an exporter of canned vegetables to Europe and Asia. Sales of corn, green beans, and peas make up a significant portion of the Company's revenues.

The Company is a 100%-owned subsidiary of Friday Holdings, L.L.C., which is an indirectly wholly owned subsidiary of Chiquita Brands International, Inc. (Chiquita).

Effective December 31, 2001, the Company's year-end has changed to December 31. Previously, the Company's year-end was March 31.

2. Summary of Significant Accounting Policies

Cash Equivalents

The Company considers all highly liquid investments with a maturity when purchased of three months or less to be cash equivalents.

Inventories

Inventories are stated at the lower of cost or market. Cost has been determined using the average cost method.

The Company farms approximately 4,100 acres of leased land. Direct costs of the farm program are deferred until the related crops are harvested and processed.

The off-season reserve that is a component of inventory is the excess of absorbed expenses over incurred expenses to date. The seasonal nature of the Company's processing business results in a timing difference between expenses (primarily overhead expenses) incurred and absorbed into inventory cost. The Company's production costs are inventoried on a 12-month basis ending each March 31 and the off-season reserve is zero each March 31.

30

Property, Plant, and Equipment

Property, plant, and equipment are stated at cost or, in the case of capital leases, the present value of future lease payments. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets as follows:

   Building and improvements                                      5-40 years
   Machinery and equipment                                        5-15 years
   Cultivations                                                  18-20 years

For assets used in operations, impairment losses are recognized when the undiscounted cash flows of the asset are not sufficient to recover the carrying value of the asset. For assets held for sale, impairment losses are recognized when the carrying value of an asset exceeds its fair value. The Company regularly assesses all of its long-lived assets for impairment. An impairment loss of $1.5 million, included in cost of product sold, was recognized in 2002 primarily on equipment at a plant that was closed in 2002.

Goodwill

In July 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets, which was adopted by the Company on January 1, 2002. Under this statement, goodwill will no longer be amortized but will be reviewed at least annually for impairment.

On January 1, 2002, to give effect to the new standard, the Company recorded a goodwill write-down of $47.2 million as a cumulative effect of a change in method of accounting. The write-down results from applying the SFAS No. 142 requirement to evaluate goodwill using discounted cash flows rather than the undiscounted cash flow methodology prescribed by the previous standard. If the write-down of goodwill and application of the non-amortization provisions of SFAS No. 142 had been adopted as of April 1, 2000, net income before cumulative effect of a change in method of accounting for the nine months ended December 31, 2001 and the year ended March 31, 2001 would have been $1.1 million and $1.3 million higher, respectively.

New Accounting Standards

The FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, in August 2001. The statement was effective beginning January 1, 2002 and requires that long-lived assets classified as held for sale meet certain requirements, one of which is that the sale of the asset within one year of classification as held for sale is probable. The Company had classified a number of long-lived assets as held for sale as of December 31, 2001 which were still owned by the Company as of December 31, 2002. The Company reclassified these properties to assets to be held and used as of December 31, 2002 and recognized depreciation expense of $450,000, which is the amount of depreciation expense that would have been recognized had these assets been continuously classified as held and used.

In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit and Disposal Activities. This statement revises the accounting for exit and disposal activities under EITF Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity, by spreading out the reporting of expenses related to restructuring activities. Commitment to a plan to exit an activity or dispose of long-lived assets will no longer be sufficient to record a one-time charge for most anticipated costs. Instead, companies will record exit or disposal costs when they are "incurred" and can be measured at fair value, and they will subsequently adjust the recorded liability for changes in estimated cash flows. The provisions of SFAS No. 146 are effective prospectively for exit or disposal activities initiated after December 31, 2002. Companies may not restate previously issued financial statements for the effect of the provisions of SFAS No. 146 and liabilities that a company previously recorded under EITF Issue 94-3 are grandfathered. The Company does not expect the adoption of SFAS No. 146 to have a material impact on its consolidated financial statements.

Revenue Recognition

Revenues are recognized when products are shipped to customers. The Company performs ongoing credit evaluations of its customers and does not require collateral.

Income Taxes

Under the limited liability company structure, the Company is not subject to federal or state income taxes. The results of the operations of the Company are included in Chiquita's federal and state income tax returns. For purposes of these financial statements, income tax expense represents the amount of tax that would be due if the Company had filed separate income tax returns. Deferred income taxes are recognized for temporary differences between the financial reporting and tax bases of assets and liabilities.

Comprehensive Income (Loss)

Comprehensive income (loss) reflects the change in member's equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. For the Company, comprehensive loss represents net income adjusted for the change in the minimum pension liability.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist of trade receivables. Wholesale and retail food distributors comprise a significant portion of the trade receivables and collateral is not required. The risk associated with the concentration is limited due to the large number of wholesalers and retailers and their geographic dispersion.

Use of Estimates

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which require management to make estimates and assumptions that affect the amounts and disclosures reported in the financial statements and accompanying notes. Actual amounts could differ from those estimates.

Fair Value of Financial Instruments

Except as noted, the carrying value of all financial instruments approximates fair value.

Shipping and Handling Costs

The Company includes in revenues all shipping and handling costs billed to customers and the corresponding costs associated with these costs in the costs of products sold.

Reclassifications

Certain prior year amounts have been reclassified to conform to current year presentation.

3. Inventories

Inventories consist of the following (in thousands):

                                                        December 31
                                                 2002               2001
                                       ----------------------------------------

   Finished goods                            $207,707            $222,666
   Manufacturing and farm supplies             11,793              10,452
   Deferred farm crop costs                       651                 561
   Off-season reserve                         (15,931)            (19,807)
                                       ----------------------------------------
                                             $204,220            $213,872
                                       ========================================

4. Property, Plant, and Equipment

Property, plant, and equipment consist of the following (in thousands):

                                                        December 31
                                                  2002               2001
                                       ----------------------------------------

   Land                                     $    2,712          $    2,397
   Buildings and improvements                   42,745              39,833
   Machinery and equipment                     133,276             119,370
   Cultivations                                    515                 515
   Construction in progress                        621               1,877
                                       ----------------------------------------
                                               179,869             163,992
   Accumulated depreciation                    (93,764)            (74,004)
                                       ----------------------------------------
                                             $  86,105           $  89,988
                                       ========================================

5. Debt

Debt consists of the following (in thousands):

                                                     December 31
                                               2002               2001
                                       ----------------------------------------

   Term loan, due in installments to 2004
     - Variable interest rate of 3.65%       $28,571           $  35,714
   Revolving credit loans, due through 2004
     - Variable interest rate of 4.22%        42,950              72,000
   Industrial Development Revenue Bonds,
     maturing through 2011:
       Fixed rates ranging from 7.75% to 8.50% 5,500               7,000
       Variable rate of 1.90%                  1,350               1,500
   Other loans maturing through 2007           2,583               3,344
                                       ----------------------------------------
                                              80,954             119,558
   Less current maturities                   (50,947)            (81,753)
                                       ----------------------------------------
                                             $30,007           $  37,805
                                       ========================================

In September 1999, the Company entered into a five-year $200 million senior secured credit facility. The facility includes a $135 million revolving credit line and a $65 million term loan agreement. At December 31, 2002, $43.0 million of borrowings were outstanding under the revolving credit line and $28.6 million was outstanding under the term loan agreement, of which $43.0 million and $7.1 million, respectively, were classified as current maturities. The Company's receivables, finished goods inventory, and certain machinery and equipment secure borrowings under this facility. Borrowings are generally restricted to an amount equal to 85% of eligible accounts receivable plus 70% of eligible inventory, as defined in the agreement. Interest under the facility is based on, at the Company's option, either the bank corporate base rate or prevailing LIBOR rates. An annual fee of up to 0.5% is payable on the unused portion of the facility. This facility contains covenants that limit capital expenditures and the payment of dividends by the Company and require the Company to maintain a minimum tangible net worth of $97.6 million and certain financial ratios related to debt coverage.

Under the terms of certain of its Industrial Development Revenue Bonds (IDRBs), the Company is required to maintain a minimum current ratio of 1.25 to 1 and a minimum tangible net worth of $4.8 million. Borrowings under these IDRBs are primarily unsecured.

Maturities on debt during the next five years are as follows (in thousands):

   2003                                                    $50,947
   2004                                                     22,186
   2005                                                      6,153
   2006                                                        581
   2007 and thereafter                                       1,087

Cash payments relating to interest expense were $4.8 million for the year ended December 31, 2002, $5.9 million for the nine months ended December 31, 2001 and $10.6 million for the year ended March 31, 2001.

6. Income Taxes

Income taxes consist of the following (in thousands):

                                                                           Nine Months Ended
                                                          Year Ended         December 31,     Year Ended March 31,
                                                         December 31,
                                                             2002                2001                 2001
                                                     ---------------------------------------------------------------

   Current tax (benefit) expense                           $   (285)            $   260            $   1,382
   Deferred tax (benefit) expense                            (1,336)                773                2,618
                                                     ---------------------------------------------------------------
                                                            $(1,621)             $1,033               $4,000
                                                     ===============================================================

Income tax expense differs from income taxes computed at the U.S. federal statutory rate primarily as a result of the change in valuation allowance and permanent differences such as goodwill amortization.

The components of deferred income taxes included on the balance sheet are as follows (in thousands):

                                                                                 December 31
                                                                           2002               2001
                                                                   ----------------------------------------

  Current deferred tax assets:
     Accrued liabilities not currently deductible                        $   6,036           $   6,975
     Inventory uniform capitalization                                        1,452               1,906
                                                                   ----------------------------------------
   Total current deferred tax assets                                     $   7,488           $   8,881
                                                                   ========================================

   Non-current deferred tax assets (liabilities):
     Accrued liabilities not currently deductible                        $   3,283           $   1,776
     Depreciation                                                          (25,258)            (23,752)
     Tax credit carryforwards                                                2,343               2,479
     Net operating loss carryforwards                                       27,338              24,611
     Valuation allowance                                                   (20,982)            (21,119)
                                                                   ----------------------------------------
   Total non-current deferred tax liabilities, net                        $(13,276)           $(16,005)
                                                                   ========================================

The total current deferred tax assets are included in other current assets and the non-current deferred tax liabilities are included in other liabilities.

The Company has recorded a valuation allowance to reflect the estimated amount of deferred tax assets which may not be realized due to the uncertainty in its ability to fully utilize operating losses and tax credit carryforwards.

At December 31, 2002, the Company had an alternative minimum tax credit carryforward of $1.9 million that may be carried forward indefinitely, and a general business credit carryforward of $0.5 million that expires in various years from 2002 to 2007. At December 31, 2002, the Company had net operating loss carryforwards of approximately $77.4 million that expire in the years 2007 through 2018. Internal Revenue Code Sections 382 and 383 limit the utilization of net operating loss carryforwards and tax credits, respectively, due to a prior ownership change.

7. Related-Party Transactions

Corporate office rental, legal expenses, internal audit and tax services, and Processed Foods group personnel costs are incurred by Chiquita and allocated to the Company. Amounts allocated during the year ended December 31, 2002, the nine months ended December 31, 2001 and the year ended March 31, 2001 totaled $1.6 million, $1.3 million, and $2.3 million, respectively, and are included in selling, general, and administrative expense in the statements of income. The Company is also charged for its share of insurance premiums managed by Chiquita. These charges totaled $3.0 million for the year ended December 31, 2002 and $1.6 million for the nine months ended December 31, 2001, and $2.1 million for the year ended March 31, 2001, and are included in cost of products sold in the statements of income.

8. Leases

The Company leases its corporate headquarters facility, as well as land and certain data processing and vegetable canning equipment utilizing both capital and operating leases. Leased assets under capital leases consist of machinery and equipment with a cost of $2.7 million and accumulated amortization of $1.0 million as of December 31, 2002.

Future minimum rental payments required under leases having initial or remaining non-cancelable lease terms in excess of one year for years ending December 31, are as follows (in thousands):

                                                  Operating         Capital
                                         ------------------------------------

   2003                                           $  3,583         $   405
   2004                                              2,716             405
   2005                                              2,148             405
   2006                                              1,916             405
   2007                                              1,023             394
   Later years                                         843               -
                                         ------------------------------------
   Total minimum payment required                  $12,229           2,014
                                         ==================
   Less interest                                                        72
                                                          -------------------
   Present value of minimum lease payments                           1,942
   Amount due within one year                                          379
                                                          -------------------
   Long-term capital lease obligation                               $1,563
                                                          ===================

Total rent expense was $7.8 million for the year ended December 31, 2002 and $6.8 million for the nine months ended December 31, 2001, and $8.8 million for the year ended March 31, 2001.

9. Employee Retirement Plans

The Company maintains several defined contribution and non-contributory defined benefit pension plans covering certain salaried and hourly employees. The funding policy of these plans is to contribute annually an amount sufficient to meet the minimum funding requirements of the Employee Retirement Income Security Act of 1974. The assets of the plans consist principally of debt and equity securities and fixed income instruments.

Pension expense consists of the following (in thousands):


                                                          Year Ended      Nine Months Ended        Year Ended
                                                          December 31,       December 31,           March 31,
                                                              2002               2001                 2001
                                                     -----------------------------------------------------------

   Defined benefit plans:
     Service cost                                          $     92            $     71            $     92
     Interest on projected benefit obligation                 1,506               1,105               1,389
     Expected return on plan assets                          (1,864)             (1,476)             (2,089)
     Recognized actuarial loss                                  276                 123                 (75)
     Amortization of prior service cost                          71                  60                  70
                                                     -----------------------------------------------------------
                                                                 81                (117)               (613)
   Curtailment loss                                               -                 227                   -
                                                     -----------------------------------------------------------
                                                                 81                 110                (613)
   Defined contribution plans                                 1,628               1,234               1,210
                                                     -----------------------------------------------------------
   Total pension expense                                     $1,709              $1,344                $597
                                                     ===========================================================

Financial information with respect to the defined benefit plans is as follows (in thousands):

                                                                                 December 31
                                                                           2002               2001
                                                                   ----------------------------------------

   Fair value of plan assets at beginning of year                          $24,035             $25,245
   Actual return on plan assets                                             (1,689)               (232)
   Employer contributions                                                        -                   -
   Benefits paid                                                            (1,149)               (978)
                                                                   ----------------------------------------
   Fair value of plan assets at end of year                                $21,197             $24,035
                                                                   ========================================

   Projected benefit obligation at beginning of year                       $21,647             $20,471
   Service cost                                                                 92                  71
   Interest cost                                                             1,506               1,105
   Actuarial loss                                                            1,753                 978
   Benefits paid                                                            (1,149)               (978)
                                                                   ----------------------------------------
   Projected benefit obligation at end of year                             $23,849             $21,647
                                                                   ========================================

   Excess of plan assets over projected benefit
     obligation                                                           $ (2,652)           $  2,388
   Unrecognized actuarial loss                                               9,592               4,561
   Unrecognized prior service cost                                             688                 759
                                                                   ----------------------------------------
   Prepaid pension assets                                                    7,628               7,708
   Adjustment required to recognize minimum pension liability               (9,242)             (4,859)
                                                                   ----------------------------------------
   Net pension amounts                                                    $ (1,614)           $  2,849
                                                                   ========================================

The prepaid pension asset is included in other assets. The minimum pension liability is included in other liabilities.

The projected benefit obligations of these plans were determined using a discount rate of approximately 6.5% in 2002. The assumed long-term rate of return on plan assets was approximately 8.0% in 2002.

The accumulated benefit obligation exceeded plan assets at December 31, 2002. The provisions of SFAS No. 87, Employers' Accounting for Pensions, requires the recognition of an additional minimum pension liability adjustment if the unfunded accumulated benefit obligation is greater than the amount recognized as an accrued benefit cost. An additional minimum pension liability amount of $9.9 million has been recorded as a reduction of prepaid pension assets with an offsetting intangible asset of $0.7 million at December 31, 2002, and a charge to shareholders' equity of $9.2 million at December 31, 2002.

10. Severance Charges

During 2002, the Company recorded pretax severance charges of $1.5 million attributable to the consolidation of certain of the Company's manufacturing, marketing, and administrative operations to reduce costs, to better utilize available manufacturing and operating capacity, and to enhance competitiveness. The consolidation has resulted in a reduction of 125 employees with $0.7 million of the severance costs yet to be paid as of December 31, 2002.

11. Parent Company Debt Restructuring

On March 19, 2002, the Company's ultimate parent, Chiquita Brands International, Inc. (CBII), which is a holding company without business operations of its own, completed its previously announced financial restructuring when its prearranged Plan of Reorganization under Chapter 11 of the U.S. Bankruptcy Code became effective. CBII's operating subsidiaries, which have continued to meet their obligations with their own cash flow and credit facilities, were not involved in the restructuring or the Chapter 11 bankruptcy proceedings.

12. Subsequent Event

On March 6, 2003, CBII announced a definitive agreement to sell the Company to Seneca Foods. This transaction, which is expected to be completed by June 30, 2003, is subject to certain conditions, including regulatory approval by the U.S. Federal Trade Commission. Seneca announced a separate agreement to sell the Company's plants in Owatonna, Minnesota, New Richmond and Eden, Wisconsin, and the Company's distribution center in Poynette, Wisconsin, to Lakeside Foods.